Exhibit 99.1

Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: May 17, 2018

MEDIA CONTACT:	INVESTOR CONTACT:
Keith Isbell	Brett Krieg
(918) 573-7308	(918) 573-4614

Williams Announces Agreement to Acquire All Public Equity of Williams Partners L.P.

TULSA, Okla. – Williams (NYSE: WMB) and Williams Partners L.P. (NYSE: WPZ) today announced an agreement under which Williams will acquire all of the outstanding public common units of Williams Partners in an all stock-for-unit transaction at a 1.494 ratio of Williams common shares per unit of Williams Partners. The transaction is valued at $10.5 billion; representing a premium to the public unitholders of 6.4 percent based on closing prices on May 16, 2018, or a premium of 13.6 percent to the unaffected closing prices on March 15, 2018, the day prior to Williams’ announcement described below.

In a Williams and Williams Partners joint news release on March 16, 2018, Williams and Williams Partners indicated the potential for a corporate restructuring in response to the Federal Energy Regulatory Commission’s (“FERC”) March 15, 2018, issuance of a revised policy statement that reversed the FERC’s 2005 income tax policy that permitted master limited partnership (MLP) interstate oil and natural gas pipelines to maintain an income tax allowance in cost-of-service rates. Since that time, Williams and Williams Partners considered a number of alternatives relating to the FERC ruling and determined that the transaction described herein is in the best interests of Williams’ shareholders and Williams Partners’ public unitholders.

Compelling benefits of the transaction for WMB shareholders:

•	Immediately accretive to cash available for dividends for Williams

•	Retention of significant Distributable Cash Flow coverage (of approximately 1.7x in 2019) allowing excess cash to be re-invested in attractive capital projects

•	Extends the period for which Williams is not expected to be a cash taxpayer through 2024 and provides modest G&A savings

•	Achieves investment-grade credit ratings consistent with Williams Partners’ current ratings

•	Simplifies organizational structure, expanding investment appeal to a broader range of corporate investors

Solid value proposition of the transaction for public WPZ unitholders:

•	Meaningful upfront premium

•	Receipt of five dividends/distributions during the calendar year 2018, equating to approximately a 15 percent increase to the previously-guided 2018 distributions (assuming closing occurs before the Williams’ regular third quarter dividend record date; otherwise, the exchange ratio will be increased to 1.513 and Williams Partners public unitholders will receive a total of four dividends/distributions during the calendar year).

•	Retains income tax allowance for regulated cost-of-service revenue

•	Increases excess cash coverage that can be re-invested in attractive capital projects

•	Retains investment-grade credit ratings consistent with current ratings

•	Increases trading liquidity, float and access to capital markets

CEO Perspective

Alan Armstrong, Williams’ president and chief executive officer, made the following statements regarding the transaction:

“This strategic transaction will provide immediate benefits to Williams and Williams Partners investors. Today’s announcement will maintain the income tax allowance that is included in our regulated pipeline’s cost-of-service rates. This transaction also simplifies our corporate structure, streamlines governance and maintains investment-grade credit ratings. The transaction will allow Williams to directly invest the excess coverage in our expanding portfolio of large-scale, fully-contracted infrastructure projects that will drive significant EBITDA growth without the need to issue equity for the broad base of projects currently included in our guidance.

“We continue to see an expanding portfolio of projects to connect the best supplies of natural gas and natural gas products to the best markets. As a fast-growing, investment grade C-Corp with the best natural gas infrastructure assets in the sector, we are confident this combined entity will provide a compelling investment opportunity to a broader range of investors.”

Transaction

Under the terms of the merger agreement, Williams will acquire all of the 256.0 million public outstanding units of Williams Partners at a fixed exchange ratio of 1.494 Williams shares for each public unit of Williams Partners (or a fixed exchange ratio of 1.513 if the closing does not occur before the record date for Williams’ dividend to be paid in the third quarter of 2018). In aggregate, assuming a 1.494 exchange ratio, Williams will issue approximately 382.5 million shares in connection with the proposed transaction, representing approximately 31.6 percent of the total shares outstanding of the combined entity. The transaction will be taxable to Williams Partners unitholders, and Williams will receive the tax benefits from the basis step-up; resulting in extending the period to which Williams is not expected to be a cash taxpayer through 2024.

Williams has reviewed the proposed transaction with the rating agencies and expects the combined entity will have investment grade credit ratings consistent with Williams Partners’ current ratings.

The merger is expected to close in the fall of 2018 subject to standard closing conditions, including the requisite approval of Williams shareholders. Following consummation of the merger, Williams Partners will become a wholly owned subsidiary of Williams.

The board of the general partner delegated to a conflicts committee consisting solely of independent directors the authority to review, evaluate and negotiate the transaction on behalf of Williams Partners and the public unitholders. The Williams Partners Conflicts Committee approved the transaction and recommended approval of the transaction to the board of directors of the general partner of Williams Partners. The transaction was approved by the boards of directors of both the general partner of Williams Partners and Williams.

Morgan Stanley & Co. LLC and Gibson, Dunn & Crutcher LLP and Davis Polk & Wardwell LLP acted as financial and legal advisors, respectively, to Williams. Evercore and Baker Botts L.L.P. acted as financial and legal advisors, respectively, to the Conflicts Committee of Williams Partners.

Williams, Williams Partners Analyst Day on May 17

Williams is scheduled to host its annual Analyst Day event May 17. During the event, Williams’ management will give a presentation covering this announcement, take questions from investors and give additional detail of Williams’ acquisition of all public outstanding units of Williams Partners L.P. Williams management will update 2018 guidance and also provide the first public guidance for 2019. This year’s Analyst Day meeting is scheduled to begin at 8:15 a.m. Eastern Time (7:15 a.m. Central Time) and run approximately four hours.

Presentation slides along with a link to the live webcast will be accessible at www.williams.com the morning of May 17. A replay of the 2018 Analyst Day webcast will also be available on the website for at least 90 days following the event.

Important Information:

This communication includes important information about an agreement for the acquisition by The Williams Companies, Inc. of all publicly held common units of Williams Partners L.P. Williams and Williams Partners security holders are urged to read the joint proxy/consent solicitation statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Investors will be able to obtain a free copy of the joint proxy/consent solicitation statement/prospectus, as well as other filings containing information about the proposed transaction, without charge, at the Securities and Exchange Commission’s (the “SEC”) internet site (http://www.sec.gov). Copies of the joint proxy/consent solicitation statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy/consent solicitation statement/prospectus can also be obtained, without charge, by directing a request either to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Investor Relations or to Williams Partners L.P., One Williams Center, Tulsa, Oklahoma 74172, Attention: Investor Relations.

The respective directors and executive officers of Williams and Williams Partners may be deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934 as amended) in respect of the proposed transaction. Information about Williams’ directors and executive officers is available in Williams’ annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018. Information about Williams Partners’ directors and executive officers is available in WPZ’s annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 22, 2018. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy/consent solicitation statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

About Williams & Williams Partners

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure connecting U.S. natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 74 percent of Williams Partners L.P. (NYSE: WPZ). Williams Partners is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain including gathering, processing and interstate transportation of natural gas and natural gas liquids. With major positions in top U.S. supply basins, Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. www.williams.com

Forward Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (“Williams”) and Williams Partners L.P. (“WPZ”) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	The closing, expected timing, and benefits of the proposed merger of WPZ and SCMS LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Williams (the “Proposed Merger”);

•	Expected levels of cash distributions by WPZ with respect to limited partner interests;

•	The levels of dividends to Williams stockholders;

•	Our expected financial results following the Proposed Merger;

•	Future credit ratings of Williams, WPZ and their affiliates;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Expected in-service dates for capital projects;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas and natural gas liquids prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this presentation. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Satisfaction of the conditions to the completion of the Proposed Merger, including approval by Williams stockholders;

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions we expect;

•	Whether Williams is able to pay current and expected levels of dividends;

•	Availability of supplies, market demand, and volatility of prices;

•	Inflation, interest rates, and fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	The impact of existing and future laws (including, but not limited to, the Tax Cuts and Jobs Act of 2017), regulations (including, but not limited to, the FERC’s “Revised Policy Statement on Treatment of Income Taxes” in Docket No. PL17-1-000), the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions;

•	Our ability to close the announced roll-up transaction with WPZ; and

•	Additional risks described in our filings with the SEC.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this presentation. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in Williams’ and WPZ’s annual reports on Form 10-K each filed with the SEC on February 22, 2018, and each of our respective quarterly reports on Form 10-Q from our offices or websites at www.williams.com and investor.williams.com.

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